Exhibit 99.1
Verde Clean Fuels, Inc. Reports Q1 2025 Results

Q1 2025 Highlights
•Continuing to advance front-end engineering and design (“FEED”) for proposed natural gas-to-gasoline project in the Permian Basin

•Closed $50 million equity investment by Cottonmouth Ventures, LLC (“Cottonmouth”), a wholly-owned subsidiary of Diamondback Energy, Inc. (“Diamondback”)

HOUSTON – May 14, 2025 - Verde Clean Fuels, Inc. (“Verde” or “the Company”) (NASDAQ: VGAS) today reported results for the first quarter 2025.
“We continue to advance our plans to deploy our proprietary liquid fuels processing technology through the development of commercial production plants. During the first quarter, we closed a $50 million equity investment by Cottonmouth into Verde. We also continue to advance FEED for the Permian Basin project, a proposed natural gas-to-gasoline plant to be jointly developed with Cottonmouth utilizing our technology and associated natural gas from Diamondback’s operations. In addition to advancing FEED, we have also identified a new site for the Permian Basin project with improved access to key utilities. We also continue to identify and evaluate other potential opportunities to deploy our technology while remaining disciplined with our resources,” said Ernest Miller, CEO of Verde.
On January 29, 2025, the Company announced the closing of a $— million equity investment by Cottonmouth. The investment consisted of the purchase of 12.5 million shares of Verde’s Class A common stock by Cottonmouth at a price of $4.00 per share. The investment represented the second investment by Cottonmouth in Verde over the past two years, for a total investment of $70 million, making Cottonmouth the second largest shareholder of Verde.
For the three months ended March 31, 2025, the Company recorded a net loss of $(2.7) million and diluted net loss per share of Class A common stock of $(0.08). The Company’s net loss for the three months ended March 31, 2025 was primarily attributable to ongoing general and administrative expenses.
As of March 31, 2025, the Company had cash and cash equivalents of $65.3 million and no debt. Also as of March 31, 2025, the Company had capitalized $1.5 million of FEED costs related to the proposed Permian Basin project, net of amounts reimbursable under the joint development agreement between Verde and Cottonmouth.
About Verde Clean Fuels, Inc.
Verde is a clean fuels company focused on the deployment of its innovative and proprietary liquid fuels processing technology through development of commercial production plants. Verde's synthesis gas ("syngas")-to-gasoline plus (STG+®) process converts syngas, derived from diverse feedstocks, into fully finished liquid fuels that require no additional refining. Verde is currently focused on opportunities to convert associated natural gas into gasoline, which is expected to provide a market for such natural gas with the added potential benefits of flare mitigation and production of gasoline with a lower carbon intensity than conventional gasoline.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s expectations and any future financial performance, the Company’s strategy, future operations, financial position, prospects, plans, goals and objectives of management are forward-looking statements. The words “could,” “should,” “would,” “will,” “aim,” “may,” “focus,” “believe,” “anticipate,” ”intend,” “estimate,” “expect,” “advance,” ”project,” “plan,” “potential,” "goal,” “strategy,” “proposed,” “positions,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks and uncertainties include, but are not limited to: changes in general economic, financial, legal, political and business conditions; changes in domestic and foreign markets; the failure of Verde to develop its first commercial facility, whether due to the inability to obtain the required financing or for any other reason; the failure of Verde to develop any additional commercial facility for any reason; the risks and uncertainties relating to the implementation of Verde’s business strategy and the timing of any business milestone; and delays in acquisition, financing, construction and development of any potential projects. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investor Relations:
Caldwell Bailey (ICR)
verdeIR@icrinc.com

Media Relations:
Juliet Fisher (Merchant)
juliet@merchant.agency

VERDE CLEAN FUELS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
General and administrative expenses	$2,997,522	$2,789,376
Research and development expenses	183,306	85,835
Total operating loss	3,180,828	2,875,211

Other (income)	(530,243)	(346,128)
Loss before income taxes	(2,650,585)	(2,529,083)
Income tax expense	53,000	—
Net loss	$(2,703,585)	$(2,529,083)
Net loss attributable to noncontrolling interest	$(1,456,874)	$(1,756,712)
Net loss attributable to Verde Clean Fuels, Inc.	$(1,246,711)	$(772,371)

Earnings per share
Weighted average Class A common stock outstanding, basic and diluted	14,808,300	6,173,716
Loss per share of Class A common stock	$(0.08)	$(0.13)

VERDE CLEAN FUELS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$65,280,360	$19,044,067
Restricted cash	100,000	100,000
Accounts receivable – other	629,319	226,157
Prepaid expenses and other current assets	1,162,903	804,186
Total current assets	67,172,582	20,174,410

Non-current assets:
Property, plant and equipment, net	1,592,001	1,096,270
Intellectual property and patented technology	1,925,151	1,925,151
Operating lease right-of-use assets, net	438,795	215,806
Deposits	160,669	160,669
Total non-current assets	4,116,616	3,397,896
Total assets	$71,289,198	$23,572,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,156,543	$734,374
Accrued liabilities	910,136	1,907,165
Operating lease liabilities	372,291	153,917
Other current liabilities	17,968	15,129
Total current liabilities	3,456,938	2,810,585

Non-current liabilities:
Operating lease liabilities	89,357	78,245
Total non-current liabilities	89,357	78,245
Total liabilities	3,546,295	2,888,830
Commitments and Contingencies

Stockholders’ equity
Class A common stock, par value $0.0001 per share, 22,049,621 and 9,549,621 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2,205	955
Class C common stock, par value $0.0001 per share, 22,500,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2,250	2,250
Additional paid in capital	62,246,109	37,502,903
Accumulated deficit	(28,503,797)	(27,257,086)
Noncontrolling interest	33,996,136	10,434,454
Total stockholders’ equity	67,742,903	20,683,476
Total liabilities and stockholders’ equity	$71,289,198	$23,572,306